Exhibit 5.1 March 19, 2026 NewtekOne, Inc. 4800 T-Rex Avenue, Suite 120 Boca Raton, FL 33431 Ladies and Gentlemen: I am Senior Counsel of NewtekOne, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-269452) filed under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on July 27, 2023 (such Registration Statement, as of its most recent effective date, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated into the Registration Statement by reference, any information contained in a prospectus supplement relating to the Notes (as defined below) subsequently filed with the Commission pursuant to Rule 424 under the Securities Act and deemed to be part of the Registration Statement at the time of its effectiveness pursuant to Rule 430B under the Securities Act, and any registration statement filed pursuant to Rule 462(b) under the Securities Act is hereinafter referred to as the “Registration Statement”) and the Prospectus Supplement (as defined below). The Registration Statement relates to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the base prospectus dated July 27, 2023, together with the information incorporated or deemed to be incorporated therein by reference (the “Base Prospectus”), and as may be set forth from time to time in one or more supplements to the Base Prospectus. This opinion letter is rendered in connection with the issuance and sale under the Securities Act of up to $50,000,000 aggregate principal amount (with respect to the Notes (as defined below)) and liquidation preference (with respect to the Depositary Shares (as defined below)) of its 8.50% Fixed Rate Senior Notes due 2029 (the “8.50% 2029 Notes”), 8.625% Fixed Rate Senior Notes due 2029 (the “8.625% 2029 Notes”) and/or 8.50% Fixed Rate Senior Notes due 2031 (the “2031 Notes,” and, together with the 8.50% 2029 Notes and the 8.625% 2029 Notes, the “Notes”) and its Depositary Shares (the “Depositary Shares” and together with the Notes, the “Securities”), each representing a 1/40th interest in a share of 8.500% Fixed-Rate Reset Non- Cumulative Perpetual Preferred Stock, Series B, as described in (i) the Base Prospectus and (ii) the prospectus supplement, filed on March 13, 2026, relating to the Securities (together with the Base Prospectus and together with the information and documents incorporated or deemed to be incorporated by reference therein, the “Prospectus Supplement”). All of the Securities are to be sold by the Company as described in the Registration Statement and the Prospectus Supplement. The Depositary Shares will be issued pursuant to the Deposit Agreement dated as of August 20, 2025 (the “Deposit Agreement”), by and among the Company and Equiniti Trust Company, LLC, as depositary (the “Depositary”), and the holders from time to time of the depositary receipts described therein, and the Articles Supplementary (as defined below). As Senior Counsel of the Company, I have examined the originals or copies, certified or otherwise identified to my satisfaction as being true copies, of the following: (i) the Amended and Restated Articles of Incorporation (the “Articles”) of the Company (as amended by the Articles of Amendment to the Articles dated January 13, 2023, the Articles Supplementary to the Articles dated February 3, 2023, the Articles of Amendment to the Articles dated June 18, 2024, the Articles Supplementary to the Articles dated August 19, 2025 and the Articles Supplementary to the Articles dated September 16, 2025 (together, with the Articles Supplementary to the Articles dated

February 3, 2023 and the Articles Supplementary to the Articles dated August 19, 2025, the “Articles Supplementary”)), certified as of the date hereof by an officer of the Company; (ii) the Amended Bylaws of the Company, certified as of the date hereof by an officer of the Company; (iii) a certificate of good standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date; (iv) resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, relating to, among other things: (a) the preparation and filing of the Registration Statement and the Prospectus; (b) the offering, issuance and sales of the Preferred Stock and the Depositary Shares, and the terms and conditions thereof, and (c) the authorization of the execution and delivery of the Securities Distribution Agreement (as defined below); the Deposit Agreement, and the transactions contemplated thereby, including, without limitation, the issuance and sale of the Depositary Shares, certified as of the date hereof by an officer of the Company; (v) the Securities Distribution Agreement (the “Securities Distribution Agreement”), dated as of March 12, 2026, by and among the Company, B. Riley Securities, Inc., Compass Point Research and Trading, LLC and Roth Capital Partners, LLC (collectively, the “Placement Agents”); and (vi) the Deposit Agreement. With respect to such examination and my opinion expressed herein, I have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to me for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to me as originals, (iv) the conformity to original documents of all documents submitted to me as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials or officers of the Company have been properly issued, (vi) the accuracy and completeness of all corporate records made available to me by the Company and (vii) that Deposit Agreement is the valid and legally binding obligation of the parties thereto (other than the Company). As to certain matters of fact relevant to the opinion in this opinion letter, I have relied on certificates and/or representations of officers of the Company. I have also relied on certificates and confirmations of public officials. I have not independently established the facts or, in the case of certificates or confirmations of public officials, the other statements, so relied upon. The opinion in this opinion letter is limited to the effect of the laws of the State of Maryland and the Federal Laws of the United States, in each case as in effect on the date hereof, and I express no opinion with respect to the laws of any other jurisdiction. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind. Based upon and subject to the limitations, exceptions, qualifications and assumptions set forth in this opinion letter, I am of the opinion that when the Depositary Shares are issued and sold pursuant to the Deposit Agreement, the Preferred Stock deposited pursuant to the Deposit Agreement in respect of such Depositary Shares shall be validly issued, fully paid and non-assessable. The opinion expressed in this opinion letter is (i) strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred; and (ii) only as of the date of this opinion letter, and I am under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to my attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

I hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K on the date hereof, to be filed with the Commission for incorporation by reference in the Registration Statement, and to the reference to me in the “Legal Matters” section in the Prospectus Supplement. I do not admit by giving this consent that I am in the category of persons whose consent is required under Section 7 of the Securities Act. Very truly yours, /s/ Robert Fraley Robert Fraley